Exhibit 3.2

ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION
OF
LOCH EXPLORATION, INC.

                Pursuant to the provision of Article 4.14 B(l) of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

I.

                The name of the corporation is Loch Exploration, Inc.

II.

                These Articles of Amendment are filed pursuant to the Order Confirming Plan of the Bankruptcy Court approving the Plan of Reorganization of the Corporation, such Order having been signed on November 17, 1989. The Court in which said action is pending and which has jurisdiction of this Corporation is the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, in Cause Number 389-32153-SAF-11 and is styled:  In Re: Loch Exploration, Inc..  The Court has jurisdiction under federal statute: Title 11 U.S.C.

III.

                The Amended Articles of Incorporation amends the articles of incorporation as follows: 1) Article Three changes the purposes for which the Corporation is organized.  2) Article Four changes the number of authorized shares of Common Stock and par value.  3) Article Six changes the registered agent and registered office of the Corporation. 4) Article Seven changes the initial Board of Directors.  5) Article Ten authorizes the Board of Directors to adopt and amend the By-Laws; create and appoint committees; and, upon authorization of the shareholders, to sell, lease or exchange all of the assets of the Corporation.  6) Article Eleven permits a director to contract with the corporation.  7) Article Twelve reserves the right to Amend the Articles of Incorporation.  8) Article Thirteen prohibits cumulative voting of shares.  9) Article Fourteen denies preemptive rights for purchase of shares, notes, debentures or other securities.

IV.

                The following amendment to the Articles of Incorporation was approved by the Court in said Order Confirming the Plan on November 17, 1989. The former Articles of Incorporation are replaced in their entirety by the following Amended Articles of Incorporation:

AMENDED

ARTICLES OF INCORPORATION

OF

LOCH EXPLORATION, INC.

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

                We, the undersigned natural persons of the age of twenty-one (21) years or more, citizens of the State of Texas, acting as incorporators of a Corporation under the State of Texas Business Corporation Act do hereby adopt the following Amended Articles of Incorporation.

ARTICLE ONE

                The name of the Corporation is LOCH EXPLORATION, INC.

ARTICLE TWO

                The period of its duration is perpetual.

ARTICLE THREE

                The purpose, or purposes, for which the Corporation is organized are:

To buy, sell, lease, and deal in services, personal property, and real property subject to Part Four of the Texas Miscellaneous Corporation Laws Act.

ARTICLE FOUR

                The aggregate number of shares which the Corporation shall have authority to issue is 150,000,000 shares of Common Stock, par value $.001 per share.

ARTICLE FIVE

                The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand ($1,000.00) Dollars.

ARTICLE SIX

                The post office address of its initial registered office, and the name of its initial registered agent for service at such address is C. B. Harrison, Jr., 12221 Merit Drive, Suite 960, Dallas, Texas  75251.

ARTICLE SEVEN

                The number of Directors constituting the initial Board of Directors is three (3), and the names and addresses of the persons who are to serve as the Directors until the first annual meeting of the stockholders or until their successors are elected and qualified are:

Name	Address
Paul E. Cash	9319 LBJ Freeway, Suite 205 Dallas, TX 75243
Kyle D. Wood	9319 LBJ Freeway, Suite 205 Dallas TX 75243
Glenn Loch	9319 LBJ Freeway, Suite 205 Dallas, TX 75243

ARTICLE EIGHT

                The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the Corporation.

ARTICLE NINE

                The private property of the Stockholders shall not be subject to the payment of corporation debts to any extent whatsoever.

ARTICLE TEN

                In furtherance and not in limitation to the powers conferred by the Texas Business Corporation Act, the Board of Directors is expressly authorized:

To make, alter or repeal the By-Laws of the Corporation.  By resolution passed by a majority of the whole Board, to designate one or more committees, each committee to consist of two or more of the Directors of the Corporation which to the extent provided in the resolution or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation to be affixed to all papers which it may acquire, such committee or committees shall have such name or names as may be stated in the By-Laws of the Corporation or may be determined from time to time by resolution adopted by the Board of Directors.

                When and as authorized by the affirmative vote of the holders of two thirds (2/3) of the stock issued and outstanding having power given at a stockholders meeting duly called for that purpose, and when authorized by the written consent of the holders of two-thirds (2/3) of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporation franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock, in, and/or other securities, of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interest of the Corporation.

ARTICLE ELEVEN

                A Director of the Corporation shall not be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, or shall any transaction or contract of the Corporation be void or voidable by reason of the fact that any Director or any firm of which any Director is a member of any corporation of which any Director is a shareholder, officer or director, is in any way interested in such transaction or contract, provided that such transaction or contract is or shall be authorized, ratified, or approved either (l) by a vote of a majority of a quorum of the Board of Directors or of the Executive Committee, without counting in such majority or quorum any directors so interested or members of a firm so interested, or (2) by the written consent or by the vote of, at any stockholders meeting, of the Corporation, entitled to vote; nor shall any Director be liable to account to the Corporation for any profits realized by or from or through any such transaction or contract of the Corporation authorized, ratified, or approved as aforesaid by reason of the fact that he, or any firm of which he is a member of any corporation of which he is a shareholder, officer or director, was interested in such transaction or contract.  Nothing herein contained shall create liability in the events above described or prevent the authorization, ratification or approval of such transactions or contracts in any other manner permitted by law.

                Any contract, transaction or act of the Corporation or of the Board of Directors which shall be ratified by a quorum of the stockholders entitled to vote at any annual meeting or at any special meeting called for that purpose shall be as valid and binding as though ratified by every stockholder of the Corporation.

                It is hereby expressly provided that the Directors and officers and former directors and officers of the Corporation shall be fully protected and indemnified against any personal liability to the Corporation or others that may arise by reason of any of their actions taken in good faith on behalf or for the benefit of the Corporation to the full extent permitted by the Laws of the State of Texas; the foregoing right to indemnity shall include reimbursement of the amounts and expenses paid in settling any such action, suit or proceeding when settlement appears to be in the best interest of the Corporation.

ARTICLE TWELVE

                The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE THIRTEEN

                In the elections of directors, each share of stock entitled to vote shall constitute only one vote and multiplication of votes by the number of directors to be elected or cumulative voting is expressly prohibited.

ARTICLE FOURTEEN

                No shareholders of this Corporation shall, by reason of his holding shares of any class, have any preemptive or preferential right to purchase or subscribe to any shares of any class of this Corporation now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying rights, options, or warrants, to purchase shares of any class now or hereafter to be authorized whether or not the issuance of any such shares of such notes, bonds, debentures, or other securities would adversely affect the dividend or voting rights of such shareholders other than such rights, if any, as the Board of Directors in its discretion from time to time may grant and at such price as the Board of Directors in its discretion may fix; and, the Board of Directors may issue shares of any class of this Corporation or any notes, debentures, bonds, or other securities convertible into or carrying rights, options or warrants to purchase shares of any class of this Corporation or any notes, debentures, bonds or other securities convertible into or carrying rights, options or warrants, to purchase shares of any class without offering any such shares of any class either in whole or in part to the existing shareholders of any class.

                IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 30th day of November, 1989.

Paul E. Cash	Kyle D. Wood
Vice President, Secretary	Vice President

Glenn Loch
President

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

                I, _____________ a Notary Public in and for said County and State, do hereby certify that on the 30th day of November, 1989, personally appeared before me PAUL E. CASH, who being by me first duly sworn, declared that he is the person who signed the foregoing instrument as Incorporator, and that the statements contained therein are true.

Notary Public, in and for
The State of Texas

My commission expires:

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

                I, _____________ a Notary Public in and for said County and State, do hereby certify that on the 30th day of November, 1989, personally appeared before me KYLE D. WOOD, who being by me first duly sworn, declared that he is the person who signed the foregoing instrument as Incorporator, and that the statements contained therein are true.

Notary Public, in and for
The State of Texas

My commission expires:

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

                I, _______________ a Notary Public in and for said County and State, do hereby certify that on the 30th day of November, 1988, personally appeared before me GLENN LOCH, who being by me first duly sworn, declared that he is the person who signed the foregoing instrument as Incorporator, and that the statements contained therein are true.

Notary Public, in and for
The State of Texas

My commission expires: